Axos Financial, Inc. Announces Issuance of Subordinated Notes Offering
$150 Million Offering Provides Additional Capital for Axos Financial

LAS VEGAS, NV – (BUSINESSWIRE) – February 17, 2022 – Axos Financial, Inc. (NYSE: AX) (“Axos” or the “Company”), parent of Axos Bank (the “Bank”), announced today the pricing of a public offering of $150 million in aggregate principal amount of the Company’s 4.00% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”). The Notes will bear interest at a rate of 4.00% per year, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2022. From and including March 1, 2027 to, but excluding March 1, 2032, or the earlier redemption date, interest will accrue at a floating rate per annum equal to the then-current Three-Month Term SOFR plus a spread of 227 basis points, payable quarterly in arrears. The Notes are callable on any interest payment date at par starting on March 1, 2027. Keefe, Bruyette & Woods, A Stifel Company, and Piper Sandler & Co. are serving as lead and joint book-running manager, respectively, with B. Riley Securities, Inc., D.A. Davidson & Co., and Wedbush Securities, Inc. serving as co-managers on the offering.

Axos Financial, Inc. received a BBB rating from Kroll Bond Rating Agency and expects to receive a Baa3 rating from Moody’s Investor Services on the Notes. The proceeds from the sale of the Notes will be used for general corporate purposes.

The Notes will be issued pursuant to a registration statement (including a prospectus) (File No. 333-253797) which Axos filed with the Securities and Exchange Commission (the “SEC”). Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that Axos has filed with the SEC for more complete information about Axos and this offering. You may access these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Axos, the underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Keefe, Bruyette & Woods, A Stifel Company, at 787 Seventh Avenue, Fourth Floor, New York, NY 10019 or by e-mail at USCapitalMarkets@kbw.com.

This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. These Notes are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any governmental agency.

About Axos Financial, Inc. and Subsidiaries
Axos Financial, Inc. (NYSE: AX) is the holding company for Axos Bank, a nationwide bank that provides consumer and business banking products through its low-cost distribution channels and affinity partners. With approximately $15.5 billion in consolidated assets, Axos Financial, Inc. through Axos Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. Axos Clearing LLC (including its business division AAS), with approximately $38 billion of assets under custody and/or administration, and Axos Invest, Inc., provide comprehensive securities clearing and custody services to introducing broker-dealers and registered investment advisor correspondents and digital investment advisory services to retail investors, respectively. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index, the S&P SmallCap 600® Index, the KBW Nasdaq Financial Technology Index, and the Travillian Tech-Forward Bank Index. For more information on Axos Financial, Inc. please visit investors.axosfinancial.com.

Forward Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Axos. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "could," "may," "should," "will" or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Axos’ current expectations and assumptions regarding Axos’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, assumptions, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could materialize or Axos’ underlying assumptions could provide incorrect and affect Axos’ future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others, risks relating to the coronavirus (COVID-19) pandemic and its effect on U.S. and world financial markets, potential regulatory actions, changes in consumer behaviors and impacts on and modifications to the operations and business of Axos relating thereto, and the business, economic and political conditions in the markets in which Axos operates. Except to the extent required by applicable law or regulation, Axos disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding Axos and factors which could affect the forward-looking statements contained herein can be found in Axos’ Annual Report on Form 10-K for the fiscal year ended June 30, 2021 and its other filings with the SEC.

Contact:

Johnny Lai, CFA
VP, Corporate Development and Investor Relations
Axos Financial, Inc.
Phone: 1-858-649-2218
Email: jlai@axosfinancial.com